                                                                                                    FREE WRITING PROSPECTUS FOR
                                                          MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES RALI 2007-QH7
_______________________________________________________________________________________________________________________________

                                           MBS New Transaction

                                         Free Writing Prospectus

                                       $[346,958,000] (approximate)
                             Mortgage Asset-Backed Pass-Through Certificates,
                                             Series 2007-QH7

                                              Merrill Lynch
                                               Underwriter

                                     Residential Funding Company, LLC
                                       Sponsor and Master Servicer

                                     Residential Accredit Loans, Inc.
                                                Depositor

                                        RALI Series 2007-QH7 Trust
                                                  Issuer

                                              July [ ], 2007

_______________________________________________________________________________________________________________________________
    Recipients should read the information contained in the Important Notices section following the cover page of this
                                              Free WritingProspectus.

                                            IMPORTANT NOTICES

The depositor has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this Free  Writing  Prospectus  relates.  Before you invest,  you should read the  prospectus  in that  registration  statement  and other  documents the depositor has filed with the SEC for more complete information  about the  depositor  and this  offering.  You may get these  documents  for free by visiting
EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  any underwriter or any dealer  participating in the offering will arrange to send you the  prospectus  when it is available at no charge if you request it by calling the toll-free number at 1-800-637-7455.

This Free Writing  Prospectus is not required to contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The  information  in this Free Writing  Prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  any  similar  prior  information  contained  in any prior free  writing  prospectus relating to these securities.

Numerous  assumptions  were used in preparing the Free Writing  Prospectus  which may or may not be stated
therein.  The Free Writing  Prospectus should not be construed as either  projections or predictions or as legal, tax, financial or accounting advice.

Any  yields or  weighted  average  lives  shown in the Free  Writing  Prospectus  are based on  prepayment assumptions  and actual  prepayment  experience may  dramatically  affect such yields or weighted  average lives. In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or  faster  than  the  rates  assumed  in the  Free  Writing  Prospectus.  Furthermore,  unless  otherwise provided,  the Free  Writing  Prospectus  assumes  no  losses on the  underlying  assets  and no  interest shortfall.  The  specific  characteristics  of the  securities  may differ  from  those  shown in the Free
Writing  Prospectus due to differences  between the actual underlying  assets and the hypothetical  assets used in preparing the Free Writing Prospectus.

This  communication  shall not  constitute  an offer to sell or the  solicitation  of any offer to buy nor there be any sale of the securities  discussed in this Free Writing  Prospectus in any state in which such offer,  solicitation  or sale  would  be  unlawful  prior  to  registration  or  qualification  under  the securities laws of any such state.

The  information in this free writing  prospectus is  preliminary.  This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the securities  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  securities,  when,  as and if issued.  Any  such  offer  to  purchase  made by you  will not be  accepted  and  will  not  constitute  a contractual  commitment  by you to purchase any of the  securities  until we have  accepted  your offer to purchase.  You may  withdraw  your offer to purchase  securities  at any time prior to our  acceptance  of your offer.

The  information  in  this  free  writing  prospectus  may  reflect   parameters,   metrics  or  scenarios
specifically  requested  by you.  If so,  prior to the time of your  commitment  to  purchase,  you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither  the  depositor  of the  securities  nor any of its  affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented in this free writing  prospectus,  although that information may be based in part on loan level data provided by the depositor or its affiliates.

The  asset-backed  securities  referred to in this free writing  prospectus are being offered when, as and if issued.  In  particular,  you are advised that  asset-backed  securities,  and the asset pools  backing them, are subject to modification or revision  (including,  among other things,  the possibility  that one or more classes of  securities  may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  As a  result,  you may  commit  to  purchase  securities  that have characteristics  that  change,  and you are  advised  that all or a portion of the  securities  may not be issued that have the  characteristics  described in this free writing  prospectus.  Any  obligation on our part  to  sell  securities  to you  will be  conditioned  on the  securities  having  the  characteristics described in this free writing  prospectus.  If that condition is not  satisfied,  we will notify you, and neither the depositor nor the  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of non-delivery.

                                         FREE WRITING PROSPECTUS
                                              July [ ], 2007

                             Mortgage Asset-Backed Pass-Through Certificates,
                                              RALI 2007-QH7

                                       [$346,958,000] (Approximate)
                                           Subject to Revision

____________________________________________________________________________________________________________________________________________________________
       Class                Approx             Coupon       WAL (yrs)        Principal         Payment      Interest     Expected Credit    Expected Ratings
                         Size ($)((5))                      (Call(4))          Window           Delay       Accrual        Enhancement       (Moody's/ S&P)
                                                                             (Call(4))                                    Percentage(6)
____________________________________________________________________________________________________________________________________________________________
    Class 1-A-1           [$120,952,000]     LIBOR + [ ]       3.24           1 - 102             0        Actual/360        46.65%            [Aaa/AAA]
                                              (1), (2)
____________________________________________________________________________________________________________________________________________________________
    Class 1-A-2           [$50,397,000]      LIBOR + [ ]       3.24           1 - 102             0        Actual/360        21.65%            [Aaa/AAA]
                                              (1), (2)
____________________________________________________________________________________________________________________________________________________________
    Class 1-A-3           [$30,237,000]      LIBOR + [ ]       3.24           1 - 102             0        Actual/360         6.65%            [Aaa/AAA]
                                              (1), (2)
____________________________________________________________________________________________________________________________________________________________
    Class 2-A-1           [$100,714,000]     LIBOR + [ ]       3.24           1 - 102             0        Actual/360        26.65%            [Aaa/AAA]
                                              (1), (2)
____________________________________________________________________________________________________________________________________________________________
    Class 2-A-2           [$25,179,000]      LIBOR + [ ]       3.24           1 - 102             0        Actual/360         6.65%            [Aaa/AAA]
                                              (1), (2)
____________________________________________________________________________________________________________________________________________________________
     Class M-1             [$6,317,000]      LIBOR + [ ]       6.12           43 - 102            0        Actual/360         4.90%            [Aa1/AA+]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-2             [$2,984,000]      LIBOR + [ ]       6.11           43 - 102            0        Actual/360         3.90%             [Aa2/AA]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-3             [$1,755,000]      LIBOR + [ ]       6.11           43 - 102            0        Actual/360         3.40%             [Aa3AA-]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-4             [$1,755,000]      LIBOR + [ ]       6.11           43 - 102            0        Actual/360         2.90%             [A1/A+]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-5             [$1,404,000]      LIBOR + [ ]       6.11           43 - 102            0        Actual/360         2.55%              [A2/A]
                                             (1), ((3))
____________________________________________________________________________________________________________________________________________________________
     Class M-6             [$1,404,000]      LIBOR + [ ]       6.09           43 - 102            0        Actual/360         2.20%            [A3/A-]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-7             [$1,228,000]      LIBOR + [ ]       5.97           43 - 98             0        Actual/360         1.85%           [Baa1/BBB+]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-8             [$1,229,000]      LIBOR + [ ]       5.79           43 - 98             0        Actual/360         1.50%            [Baa2/BBB]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
     Class M-9             [$1,403,000]      LIBOR + [ ]       5.52           43 - 82             0        Actual/360         1.15%           [Baa3/BBB-]
                                              (1), (3)
____________________________________________________________________________________________________________________________________________________________
      Total:              [$346,958,000]
____________________________________________________________________________________________________________________________________________________________

     1)  Subject to the related Available Funds Rate.
     2)  If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margins on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1 and Class
         2-A-2,Certificates will increase to 2x the initial margins on the following Distribution Date.
     3)  If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
         Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5x its respective initial margin on the following Distribution Date.
     4)  The Certificates will be priced at 25% CPR. Assumes 10% call.
     5)  The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.
     6)  Includes the initial OC amount of approximately 1.15% of the Cut-Off Date Pool Principal Balance.

                                                 CONTACTS

MBS Trading/Syndicate
Scott Soltas                                                 212-449-3659          scott_soltas@ml.com
Charles Macintosh                                            212-449-5320          charles_macintosh@ml.com
Brian Lin                                                    212-449-5320          brian_lin@ml.com
Yimin Ge                                                     212-449-5320          yimin_ge@ml.com

Title of Offered Certificates  Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH7, consisting of:
                               Class 1-A-1, Class1-A-2 and Class 1-A-3 Certificates (collectively, the "Class 1-A Certificates").
                               The Class 1-A Certificates relate primarily to the Group 1 Mortgage Loans.
                               Class 2-A-1 and Class 2-A-2 Certificates (collectively, the "Class 2-A Certificates", along with
                               Class 1-A Certificates, the "Class A Certificates").  The Class 2-A Certificates relate primarily to the Group 2 Mortgage Loans.
                               Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                               Certificates (collectively, the "the Subordinate Certificates").  The Subordinate Certificates relate to all of the Mortgage Loans.
                               The Class A and Subordinate Certificates are collectively known as the "Offered Certificates".

Lead Manager                   Merrill Lynch, Pierce, Fenner & Smith Incorporated

Issuing Entity                 RALI, Series 2007-QH7 Trust

Depositor                      Residential Accredit Loans, Inc.

Sponsor and Master Servicer    Residential Funding Company, LLC

Significant Servicers          Servicers that may subservice 10% or more by principal amount of the mortgage loans include
                               Homecomings Financial LLC, a wholly-owned subsidiary of the Master Servicer
Trustee                        Deutsche Bank National Trust Company

Swap Counterparty              Merrill Lynch Capital Services, Inc.

Corridor Agreement Provider    Merrill Lynch Capital Services, Inc.

Cut-Off Date                   July 1, 2007

Settlement Date                July 31, 2007

Distribution Dates             Distribution of principal and interest on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in
                               August 2007.

ERISA Considerations           The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code subject to certain conditions.  However, while the supplemental interest trust is in effect, employee benefit plans or other plans and retirement arrangements may not acquire the Offered
                               Certificates unless such acquisition and holding is eligible for and exempt under one of the investor-based exemptions issued by the U.S. Department of Labor.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the
                               Code or other similar laws.

Legal Investment               The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities"
                               for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one of the rating agencies.

Tax Status                     For federal income tax purposes, the Trust Fund will include one pool of assets with respect to which elections will be made to treat as a "real estate mortgage investment conduit" ("REMIC") subject to certain rights in respect of the Swap Agreement; the Trustee will treat the rights and obligations in respect of the Swap Agreement as a position in a notional principal contract.

Optional Termination           The Master  Servicer will have the option to terminate the trust when the aggregate  stated  principal balance of the  Mortgage  Loans as of the last day of the  related  due period is less than 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

Mortgage Loans                 The mortgage rates for the Mortgage Loans are initially fixed for five years after origination (the
                               "fixed period").  At the end of the fixed period, each mortgage rate will adjust monthly, semi-annually or annually based on the mortgage index plus the respective margin, subject to lifetime caps.  All Mortgage Loans are subject to negative amortization for the first ten years if the borrower pays the minimum payment which is less than the interest due on the Mortgage Loans.

                               For each of the Mortgage Loans, the borrower will be required to make at least a payment for 120 months in the amount equal to the principal and interest payment based on a reduced mortgage note rate.  The minimum monthly payment may result in deferred interest which is added to the outstanding principal balance of the Mortgage Loan.  This is also referred to as negative amortization.  Upon reaching the negative amortization limit (which is either 110% or 115%) the borrower will be required to make at least an interest only payment.  At the conclusion of such 120 month period, the monthly payments will be recast in an amount sufficient to repay the unpaid principal balance at the then existing mortgage rate and term in equal monthly installments.

                               The mortgage pool will be divided into two groups:
                               o   Group 1 Mortgage Loans will consist of adjustable rate Mortgage Loans with principal balances at origination that may or may not conform to principal balance limits of [Fannie Mae].
                               o   Group 2 Mortgage Loans will consist of adjustable rate Mortgage Loans with principal balances at origination that conform to principal balance limits of [Fannie Mae].

Total Deal Size                Approximately [$346,958,000]

Servicer Fees                  The Servicer will be paid fees of a weighted average of approximately 0.375% per annum (payable monthly) on the stated principal balance of the Mortgage Loans.

Credit Enhancements            1.   Excess Interest
                               2.   Over-Collateralization
                               3.   Subordination
                               4.   Swap Agreement and Corridor Agreement

Excess Cash Flow               Excess Cash Flow will be available as credit enhancement.

Over-Collateralization         The Overcollateralized Amount is equal to the excess of the aggregate stated principal balance of the
                               Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates. On the
                               Closing Date, the Overcollateralized Amount will equal approximately [1.15]% of the aggregate stated
                               principal balance of the Mortgage Loans as of the Cut-Off Date.  The trust fund will apply some or all of the Excess Cash Flow as principal payments on the Certificates so that the Required
                               Overcollateralization Amount is maintained, resulting in a limited acceleration of principal of the
                               Certificates relative to the Mortgage Loans.  Once the Required Overcollateralization Amount is
                               maintained, the acceleration feature will cease, unless it becomes necessary again to maintain the
                               Required Overcollateralization Amount as described below:

                               Initial:  Approximately [1.15]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date
                               Required Overcollateralization Amount:  Prior to the Stepdown Date, [1.15]% of the aggregate stated
                               principal balance of the Mortgage Loans as of the Cut-Off Date.  On or after the Stepdown Date, (i)
                               [2.875]% of current stated principal balance of the Mortgage Loans prior to the Distribution Date in
                               August 2013 and (ii) [2.300]% of current stated principal balance of the mortgage loans on or after the Distribution Date in August 2013 in each case subject to the Overcollateralization Floor.
                               Overcollateralization Floor:  [0.50]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date

Subordination:                        Classes                         Rating (M/S)                    Subordination (1)
                                      Class A                         [Aaa / AAA]                          [6.70%]
                                     Class M-1                        [Aa1 / AA+]                          [4.90%]
                                     Class M-2                         [Aa2 / AA]                          [4.05%]
                                     Class M-3                        [Aa3 / AA-]                          [3.55%]
                                     Class M-4                         [A1 / A+]                           [3.05%]
                                     Class M-5                          [A2 / A]                           [2.65%]
                                     Class M-6                         [A3 / A-]                           [2.25%]
                                     Class M-7                       [Baa1 / BBB+]                         [1.90%]
                                     Class M-8                        [Baa2 / BBB]                         [1.55%]
                                     Class M-9                       [Baa3 / BBB-]                         [1.15%]

(1) The subordination includes the initial overcollateralization level of approximately [1.15]%.

Class Sizes:                          Classes                         Rating (M/S)                       Class Sizes
                                      Class A                         [Aaa / AAA]                          [93.30%]
                                     Class M-1                        [Aa1 / AA+]                          [1.80%]
                                     Class M-2                         [Aa2 / AA]                          [0.85%]
                                     Class M-3                        [Aa3 / AA-]                          [0.50%]
                                     Class M-4                         [A1 / A+]                           [0.50%]
                                     Class M-5                          [A2 / A]                           [0.40%]
                                     Class M-6                         [A3 / A-]                           [0.40%]
                                     Class M-7                       [Baa1 / BBB+]                         [0.35%]
                                     Class M-8                        [Baa2 / BBB]                         [0.35%]
                                     Class M-9                       [Baa3 / BBB-]                         [0.40%]

Interest Accrual          Interest on the Offered Certificates will initially accrue from the Closing Date to (but excluding)
                          the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date, on an actual/360 basis.

Coupon Step Up            If the optional termination does not occur on the first Distribution Date on which it can occur, (i)
                          the margin on each class of the Class A Certificates will increase to 2x their respective initial margins, and (ii) the margins on each class of the Subordinate Certificates will increase to 1.5x their respective initial margins, in each case on the following Distribution Date.

Deferred Interest         In the event that the minimum monthly payment made by the borrower does not cover the full interest required at the mortgage rate, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization ("Deferred Interest").

                          The excess, if any, of (i) the Deferred Interest with respect to all Mortgage Loans for the calendar month prior to that Distribution Date, over (ii) prepayments in excess of the interest only monthly payment received with respect to the Mortgage Loans during the related prepayment period ("Net
                          Deferred Interest") will be allocated to the Offered Certificates.

                          For any Distribution Date, any Net Deferred Interest will be allocated to the Offered Certificates, pro rata based on the current period beginning certificate principal balance of each class of
                          Offered Certificates and up to Accrued Certificate Interest distributable to such class of
                          Certificates with respect to such Distribution Date, thereby reducing the amount of interest payable on each class by the amount allocated.  For any Distribution Date, any Net Deferred Interest
                          otherwise allocable to a class of Offered Certificates in excess of Accrued Certificate Interest distributable to such class of the Offered Certificates with respect to such Distribution Date will be allocated to the Class SB Certificates to the extent payments would otherwise be made to the
                          Class SB Certificates on such Distribution Date, and then, if necessary, among the Offered
                          Certificates in proportion to, and up to, the amount of any remaining interest otherwise distributable on the Offered Certificates.

                          The amount of the reduction of Accrued Certificate Interest distributable to each class of Offered
                          Certificates attributable to Net Deferred Interest will be added to the certificate principal balance of that class.  If any Net Deferred Interest results, a portion of the interest accrued on the Offered Certificates will be distributed to such Certificates later than otherwise anticipated.

Swap Agreement            The supplemental interest trust, for the benefit for the Issuing Entity, will include a Swap
<Preliminary and          Agreement for the benefit of the Offered Certificates (the "Swap Agreement") to (i) protect against
Subject to Revision>      interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the Mortgage Loans.  On each Distribution Date, the supplemental interest trust will be required to make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution Date specified in the schedule hereto and the supplemental interest trust will be entitled to receive payments from the Swap Counterparty based on one-month LIBOR and the applicable notional balance for the Distribution Date specified in the schedule hereto.  The payments from the supplemental interest trust to the Swap Counterparty and from the Swap Counterparty to the supplemental interest trust on each Distribution Date will be netted so that only the net payment (the "Net Swap Payment") will be paid by the party owing the higher of the two payments on such Distribution Date.  Any Net Swap Payment received from the Swap
                          Counterparty will be available to pay current interest and any interest shortfalls, to maintain overcollateralization, to pay any unpaid realized loss amounts and to pay any Basis Risk Shortfalls

Corridor Contract         The Offered Certificates will have the benefit of a corridor contract as specified in this
                          Termsheet.  On each Distribution Date, the supplemental interest trust will be entitled to receive payments from the Corridor Agreeement Provider based on one-month LIBOR and the applicable notional balance for the Distribution Date specified in the schedule hereto.

                          Payments received on the Corridor Contract will be available to pay amounts to the holders of the
                          Offered Certificates, in respect of shortfalls arising as a result of the applicable Available Funds
                          Rate as described herein, before excess interest and swap payments are used to pay back any basis risk shortfall.
Available Funds Rate      Class 1-A Certificates:  The per annum rate equal to the product of (i) 12, (ii) the quotient of (x)
                          the Interest Remittance Amount for loan group 1 for that Distribution Date, less the pro rata portion (calculated based on the ratio of the aggregate stated principal balance of the Group 1
                          Mortgage Loans to the aggregate stated principal balance of the Mortgage Loans) allocable to the
                          Group 1 Mortgage Loans of any Net Swap Payments or swap termination payments (other than swap termination payments due to a swap provider trigger event) owed to the Swap Counterparty for such
                          Distribution Date, and (y) the aggregate stated principal balance of the Group 1 Mortgage Loans as of the first day of the related interest accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                          Class 2-A Certificates:  The per annum rate equal to the product of (i) 12, (ii) the quotient of (x)
                          the Interest Remittance Amount for loan group 2 for that Distribution Date, less the pro rata portion (calculated based on the ratio of the aggregate stated principal balance of the Group 2
                          Mortgage Loans to the aggregate stated principal balance of the Mortgage Loans) allocable to the
                          Group 2 Mortgage Loans of any Net Swap Payments or swap termination payments (other than swap termination payments due to a swap provider trigger event) owed to the Swap Counterparty for such
                          Distribution Date, and (y) the aggregate stated principal balance of the Group 2 Mortgage Loans as of the first day of the related interest accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                          Subordinate Certificates:  The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of the Mortgage Loans in each loan group, the current Certificate Principal Balance of the related Class A Certificates) of the Class 1-A Available Funds Rate and the Class 2-A Available Funds Rate.

                          "Adjusted Net Mortgage Rate" means, with respect to any Mortgage Loan the mortgage rate on such
                          Mortgage Loan less the Servicer fees expressed as a per annum rate.

Maximum Rate Cap          The pass-through rates of each of the Offered Certificates will also be subject to a "Maximum Rate
                          Cap", which will be calculated in the same manner as the Available Funds Rate, but based on the net maximum lifetime mortgage rates for the Mortgage Loans rather than the net mortgage rate.  Any interest shortfall due to the application of the Maximum Rate Cap will not be reimbursed, except under limited circumstances.
Basis Risk Shortfall      With respect to any Class of Offered Certificates on any Distribution Date, an amount equal to the sum of (A) the excess, if any, of (1) the amount of interest that such Class would have accrued on such Distribution Date had the pass-through rate for that Class been equal to the lesser of (a)
                          LIBOR plus the related margin and (b) the greater of (x) the Maximum Rate Cap for such Distribution
                          Date and (y) a per annum rate equal to the sum of (i) the related Available Funds Rate and (ii) the product of (AA) a fraction, stated as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (BB)
                          the sum of (x) a fraction, stated as a percentage, the numerator of which is an amount equal to the proceeds, if any, payable under the Corridor Contract with respect to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all classes of Offered
                          Certificates immediately prior to such Distribution Date and (y) a fraction, as stated as a percentage, the numerator of which is an amount equal to any Net Swap Payments owed by the Swap
                          Counterparty for such Distribution Date and the denominator of which is the aggregate stated
                          principal balance of the Mortgage Loans as of the immediately preceding Distribution Date, over (2)
                          the amount of interest that each such Class accrued on such Distribution Date based on a pass-through rate equal to the related Available Funds Rate and (B) the unpaid portion of any such excess from the prior Distribution Date (and interest accrued thereon at the current applicable pass-through rate for such Class, without giving effect to the related Available Funds Rate) (herein referred to as a "Basis Risk Carry-Forward Amount").  Such reimbursement will be paid only on a subordinated basis, as described below in the "Cashflow Priority" section. No such Basis Risk
                          Carry-Forward Amount with respect to a Class will be paid to such Class once the certificate principal balance thereof has been reduced to zero.

Cashflow Priority          1.   Interest Remittance Amount, as follows: from the Interest Remittance Amount for each loan
<Preliminary and                group, pro rata based on the aggregate stated principal balance of the Mortgage Loans in each
Subject to Revision>            loan group to pay to the Swap Counterparty any Net Swap Payment or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap
                                Agreement.
                           2.   Interest Remittance Amount not used as provided in paragraph 1 above, as follows: (a) from remaining Interest Remittance Amount for each loan group, Accrued Certificate Interest, concurrently, to each class of the related Class A Certificates, then (b) from remaining
                                Interest Remittance Amount for all loan groups first, any remaining Accrued Certificate
                                Interest for each class of Class A Certificates, and second, Accrued Certificate Interest, to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3
                                Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8
                                Certificates and then to the Class M-9 Certificates.
                           3.   Principal Distribution Amount, as follows: from the Principal Distribution Amount for each loan group, pro rata based on the aggregate stated principal balance of the Mortgage Loans in each loan group to pay to the Swap Counterparty any swap termination payment owed to the Swap
                                Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Agreement to the extent not paid from interest funds.
                           4.   Principal Distribution Amount from each loan group not used as provided in paragraph 3 above, as follows: monthly principal to the related Class A Certificates as described under
                                "PRINCIPAL PAYDOWN", then from remaining Principal Distribution Amount from all loan groups monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                                Certificates, then monthly principal to the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6 Certificates, then the monthly principal to the Class M-7
                                Certificates, then the monthly principal to the Class M-8 Certificates, and then the monthly principal to the Class M-9 Certificates, in each case as described under "PRINCIPAL PAYDOWN."
                           5.   Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary restore O/C to the required level.
                           6.   Excess interest to pay for any realized losses to Offered Certificates.
                           7.   Excess interest to pay all classes of Offered Certificates any Basis Risk Carry-Forward
                                Amounts pro rata based on their respective amounts of Basis Risk Carry-Forward Amounts after any effect of payments under the Corridor Contract.
                           8.   Excess interest to pay to the Swap Counterparty any remaining amounts owed to the Swap
                                Counterparty pursuant to the Swap Agreement.
                           9.   Excess interest to pay for any Relief Act Shortfalls.
                           10.  Any remaining amount will be paid in accordance with the pooling and servicing agreement and will not be available for payment to holders of the Offered Certificates.

PRINCIPAL PAYDOWN
IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:
     All scheduled and unscheduled principal received from the Mortgage Loans plus excess interest to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates as follows:

     1)  The Group 1 Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage
         Loans and (ii) excess spread to the extent distributable as principal to replenish overcollateralization to the required level will be paid to the Class 1-A Certificates.

     2)  The Group 2 Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage
         Loans and (ii) excess spread to the extent distributable as principal to replenish overcollateralization to the required level will be paid to the Class 2-A Certificates.

     "Group 1 Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group 1 mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from the Mortgage Loans and distributable on such Distribution Date.

     "Group 2 Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group 2 mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from Mortgage Loans and distributable on such Distribution Date.

     Principal distributions allocated to the Class 1-A Certificates will be distributed on a pro-rata basis to the Class
     1-A-1, Class 1-A-2 and Class 1-A-3 Certificates until their certificate principal balances are reduced to zero.  Principal distributions allocated to the Class 2-A Certificates will be distributed on a pro-rata basis to the Class 2-A-1
     Certificates and Class 2-A-2 Certificates until their certificate principal balances are reduced to zero.

After the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the amounts referred to in above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
Class M-8 and Class M-9 Certificates.

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:
All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A
Certificates (allocated as described immediately above), second to the Class M-1 Certificates, third to the Class M-2
Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-7 Certificates, ninth to the Class M-8 Certificates and tenth to the Class M-9 Certificates in each case up to amounts necessary to maintain the subordination for each class at its required level.

The required levels of subordination are approximately as follows:

                                                Prior to August 2013                  On and after August 2013
               Class A                                16.750%                                 13.400%
              Class M-1                               12.250%                                  9.800%
              Class M-2                               10.125%                                  8.100%
              Class M-3                                8.875%                                  7.100%
              Class M-4                                7.625%                                  6.100%
              Class M-5                                6.625%                                  5.300%
              Class M-6                                5.625%                                  4.500%
              Class M-7                                4.750%                                  3.800%
              Class M-8                                3.875%                                  3.100%
              Class M-9                                2.875%                                  2.300%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:
1.   The Distribution Date is on or after the earlier of:
        i)   the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the
             Class A Certificates has been reduced to zero; and
        ii)  the later of the:
                a. August 2010 Distribution Date; and
                b. The applicable Subordinate Class Principal Distribution Date has occurred (as described below).
2.     A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL   The first Distribution Date on which the Senior Enhancement Percentage (i.e., the sum of the
DISTRIBUTION DATE             outstanding aggregate certificate principal balance of the Subordinate Certificates and the O/C amount divided by the aggregate stated principal balance of the Mortgage Loans) is greater than or equal to [16.750] % prior to the Distribution Date in August 2013, and [13.400]% on or after the
                              Distribution Date in August 2013.

Trigger Event              The situation that exists with respect to any Distribution Date after the Stepdown Date, if (a)
<Preliminary and           the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days
Subject to Revision>       delinquent, measured on a rolling three month basis (including Mortgage Loans in foreclosure and
                           REO Properties) and (2) the Stated Principal Balance of all the Mortgage Loans as of the preceding master servicer remittance date, equals or exceeds the product of (i) [ ]% and (ii) the Required
                           Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such
                           Distribution Date and (2) the aggregate stated principal balance of the Mortgage Loans as of the
                           Cut-off Date exceeds the applicable Loss Percentage.

                           Distribution Date Occurring               Loss Percentage
                           August 2009 - July 2010                   [ ]% with respect to August 2009, plus an additional
                                                                     1/12th of [ ]% for each month thereafter
                           August 2010 - July 2011                   [ ]% with respect to August 2010, plus an additional
                                                                     1/12th of [ ]% for each month thereafter
                           August 2011 - July 2012                   [ ]% with respect to August 2011, plus an additional
                                                                     1/12th of [ ]% for each month thereafter
                           August 2012 - July 2013                   [ ]% with respect to August 2012, plus an additional
                                                                     1/12th of [ ]% for each month thereafter
                           August 2013 - July 2014                   [ ]% with respect to August 2013, plus an additional
                                                                     1/12th of [ ]% for each month thereafter
                           August 2014 and thereafter                [ ]%

Required Percentage        For any Distribution Date, (i) the aggregate stated principal balance of the Mortgage Loans as of the prior Distribution Date less the outstanding certificate principal balance of the most senior class of certificates  prior to any distributions on such Distribution Date divided by (ii) the aggregate stated principal balance of the Mortgage Loans as of the prior Distribution Date.

                                                          (Preliminary and Subject to Revision)
Allocation of Realized     The realized losses on the Mortgage Loans will be allocated as follows: first, to the excess
Losses                     interest, second, to the Overcollateralization Amount, until the Overcollateralization Amount is reduced to zero; third, to the Subordinate Certificates in reverse order of their numerical class designation until the respective certificate principal balance of each such class has been reduced to zero; and fourth, concurrently to the Class 1-A and the Class 2-A Certificates the realized losses experienced by the Mortgage Loans in their respective loan group.  Realized Losses allocated to the Class 1-A Certificates and Class 2-A Certificates will be allocated in reverse order of their related numerical class designation until the respective certificate principal balance of each such class has been reduced to zero.

                           Capitalized terms used in this Free Writing Prospectus and not defined herein shall have the meaning in the "Issuer FWP".

                                         Swap Agreement Schedule

The supplemental interest trust will enter into a swap agreement with an initial swap notional amount beginning on the July 2008 Distribution Date of $[254,276,886].  Under the swap agreement, on each
Distribution Date prior to the termination of the swap agreement, the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of [5.30]% (on an actual/360 basis) on the swap notional amount to the Swap Counterparty and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the Swap Counterparty.

_________________________________________________________________________________________________________________________________
           Beginning    Ending      Notional          Fixed              Beginning     Ending        Notional          Fixed
 Period     Accrual     Accrual    Balance ($)   Strike Rate (%)Period    Accrual      Accrual      Balance ($)     Strike Rate
                                                                                                                        (%)
_________________________________________________________________________________________________________________________________
    1       07/31/07   08/25/07         0             N/A         44      02/25/11    03/25/11      142,644,535        5.300
_________________________________________________________________________________________________________________________________
    2       08/25/07   09/25/07         0             N/A         45      03/25/11    04/25/11      139,715,136        5.300
_________________________________________________________________________________________________________________________________
    3       09/25/07   10/25/07         0             N/A         46      04/25/11    05/25/11      136,962,710        5.300
_________________________________________________________________________________________________________________________________
    4       10/25/07   11/25/07         0             N/A         47      05/25/11    06/25/11      134,356,164        5.300
_________________________________________________________________________________________________________________________________
    5       11/25/07   12/25/07         0             N/A         48      06/25/11    07/25/11      131,394,858        5.300
_________________________________________________________________________________________________________________________________
    6       12/25/07   01/25/08         0             N/A         49      07/25/11    08/25/11      128,290,312        5.300
_________________________________________________________________________________________________________________________________
    7       01/25/08   02/25/08         0             N/A         50      08/25/11    09/25/11      124,972,450        5.300
_________________________________________________________________________________________________________________________________
    8       02/25/08   03/25/08         0             N/A         51      09/25/11    10/25/11      121,567,159        5.300
_________________________________________________________________________________________________________________________________
    9       03/25/08   04/25/08         0             N/A         52      10/25/11    11/25/11      118,203,442        5.300
_________________________________________________________________________________________________________________________________
   10       04/25/08   05/25/08         0             N/A         53      11/25/11    12/25/11      114,892,213        5.300
_________________________________________________________________________________________________________________________________
   11       05/25/08   06/25/08         0             N/A         54      12/25/11    01/25/12      111,601,966        5.300
_________________________________________________________________________________________________________________________________
   12       06/25/08   07/25/08    254,276,886       5.300        55      01/25/12    02/25/12      108,220,226        5.300
_________________________________________________________________________________________________________________________________
   13       07/25/08   08/25/08    248,588,026       5.300        56      02/25/12    03/25/12      104,676,236        5.300
_________________________________________________________________________________________________________________________________
   14       08/25/08   09/25/08    242,804,021       5.300        57      03/25/12    04/25/12      100,905,811        5.300
_________________________________________________________________________________________________________________________________
   15       09/25/08   10/25/08    237,310,240       5.300        58      04/25/12    05/25/12      97,219,396         5.300
_________________________________________________________________________________________________________________________________
   16       10/25/08   11/25/08    233,313,693       5.300        59      05/25/12    06/25/12      93,261,382         5.300
_________________________________________________________________________________________________________________________________
   17       11/25/08   12/25/08    229,723,115       5.300        60      06/25/12    07/25/12      88,937,120         5.300
_________________________________________________________________________________________________________________________________
   18       12/25/08   01/25/09    226,468,828       5.300        61      07/25/12    08/25/12      84,391,220         5.300
_________________________________________________________________________________________________________________________________
   19       01/25/09   02/25/09    223,368,159       5.300        62      08/25/12    09/25/12      79,738,859         5.300
_________________________________________________________________________________________________________________________________
   20       02/25/09   03/25/09    220,533,034       5.300        63      09/25/12    10/25/12      75,263,712         5.300
_________________________________________________________________________________________________________________________________
   21       03/25/09   04/25/09    217,909,324       5.300        64      10/25/12    11/25/12      71,147,101         5.300
_________________________________________________________________________________________________________________________________
   22       04/25/09   05/25/09    215,482,468       5.300        65      11/25/12    12/25/12      67,480,257         5.300
_________________________________________________________________________________________________________________________________
   23       05/25/09   06/25/09    212,917,877       5.300        66      12/25/12    01/25/13      64,275,756         5.300
_________________________________________________________________________________________________________________________________
   24       06/25/09   07/25/09    210,072,386       5.300
_________________________________________________________________________________________________________________________________
   25       07/25/09   08/25/09    207,167,094       5.300
_________________________________________________________________________________________________________________________________
   26       08/25/09   09/25/09    204,040,796       5.300
_________________________________________________________________________________________________________________________________
   27       09/25/09   10/25/09    200,913,268       5.300
_________________________________________________________________________________________________________________________________
   28       10/25/09   11/25/09    197,856,642       5.300
_________________________________________________________________________________________________________________________________
   29       11/25/09   12/25/09    195,003,727       5.300
_________________________________________________________________________________________________________________________________
   30       12/25/09   01/25/10    192,420,659       5.300
_________________________________________________________________________________________________________________________________
   31       01/25/10   02/25/10    189,842,925       5.300
_________________________________________________________________________________________________________________________________
   32       02/25/10   03/25/10    187,431,871       5.300
_________________________________________________________________________________________________________________________________
   33       03/25/10   04/25/10    185,242,013       5.300
_________________________________________________________________________________________________________________________________
   34       04/25/10   05/25/10    183,161,618       5.300
_________________________________________________________________________________________________________________________________
   35       05/25/10   06/25/10    180,220,648       5.300
_________________________________________________________________________________________________________________________________
   36       06/25/10   07/25/10    176,330,917       5.300
_________________________________________________________________________________________________________________________________
   37       07/25/10   08/25/10    170,922,491       5.300
_________________________________________________________________________________________________________________________________
   38       08/25/10   09/25/10    165,506,370       5.300
_________________________________________________________________________________________________________________________________
   39       09/25/10   10/25/10    160,447,762       5.300
_________________________________________________________________________________________________________________________________
   40       10/25/10   11/25/10    156,165,613       5.300
_________________________________________________________________________________________________________________________________
   41       11/25/10   12/25/10    152,444,849       5.300
_________________________________________________________________________________________________________________________________
   42       12/25/10   01/25/11    149,025,501       5.300
_________________________________________________________________________________________________________________________________
   43       01/25/11   02/25/11    145,744,992       5.300
_________________________________________________________________________________________________________________________________

                                      One Month LIBOR Corridor Table

    _____________________________________________________________________________________________________________
                      Beginning        Ending            Notional             1ML Strike          1ML Strike
        Period         Accrual        Accrual           Balance ($)        Lower Collar (%)    Upper Collar (%)
    _____________________________________________________________________________________________________________
           1           07/31/07       08/25/07          345,975,000              7.899              10.164
    _____________________________________________________________________________________________________________
           2           08/25/07       09/25/07          338,505,149              6.266              10.164
    _____________________________________________________________________________________________________________
           3           09/25/07       10/25/07          331,197,673              6.493              10.164
    _____________________________________________________________________________________________________________
           4           10/25/07       11/25/07          324,048,984              6.266              10.164
    _____________________________________________________________________________________________________________
           5           11/25/07       12/25/07          317,055,575              6.493              10.164
    _____________________________________________________________________________________________________________
           6           12/25/07       01/25/08          310,214,016              6.266              10.164
    _____________________________________________________________________________________________________________
           7           01/25/08       02/25/08          303,520,957              6.266              10.164
    _____________________________________________________________________________________________________________
           8           02/25/08       03/25/08          296,973,120              6.735              10.164
    _____________________________________________________________________________________________________________
           9           03/25/08       04/25/08          290,567,302              6.266              10.164
    _____________________________________________________________________________________________________________
          10           04/25/08       05/25/08          284,300,370              6.493              10.164
    _____________________________________________________________________________________________________________
          11           05/25/08       06/25/08          278,169,264              6.266              10.164
    _____________________________________________________________________________________________________________

                                                       Percent by
                                            Number of  Current            Current                           Original   FICO
 Product                                    Loans      Balance            Balance        WAC   WAM    Age     LTV      Score     DTI
_____________________________________________________________________________________________________________________________________
ARM - 5 Year/1 YearARM - 5                   694        92.79        258,356,687.48     7.276  359     1      74.01    710.32   38.34
Year/1 Yr (Amort over 40, due in 30)          52         7.21         20,084,299.11     7.516  360     0      72.05    715.93   38.77
Total:                                       694       100.00        278,440,986.59     7.293  359     1      73.87    710.73   38.37

                                                       Percent by
                                            Number of  Current            Current                           Original   FICO
 Interest Only Flag                         Loans      Balance            Balance        WAC   WAM    Age     LTV      Score     DTI
_____________________________________________________________________________________________________________________________________
 N                                           694        100.00      278,440,986.59      7.293   359    1     73.87     710.73   38.37
 Total:                                      694        100.00      278,440,986.59      7.293   359    1     73.87     710.73   38.37

                                                       Percent by
                                            Number of  Current            Current                           Original   FICO
 Interest Only Term                         Loans      Balance            Balance        WAC   WAM    Age     LTV      Score     DTI
_____________________________________________________________________________________________________________________________________
 0                                          694        100.00         278,440,986.59    7.293   359    1     73.87    710.73   38.37
 Total:                                     694        100.00         278,440,986.59    7.293   359    1     73.87    710.73   38.37

                                                          Percent by
                                            Number of     Current            Current                            Original   FICO
 Current Balance                            Loans         Balance            Balance         WAC   WAM    Age      LTV      Score     DTI
_________________________________________________________________________________________________________________________________________
  <= 100,000.00                                 6          0.16               457,476.86    7.506  359     1      61.82    684.40  33.94
  100,000.01 -   250,000.00                   193         13.08            36,416,690.77    7.442  359     1      74.60    704.98  35.98
  250,000.01 -   350,000.00                   150         16.21            45,135,195.49    7.393  359     1      74.32    714.43  38.30
  350,000.01 -   417,000.00                    87         11.96            33,306,874.25    7.384  360     0      75.14    709.67  39.01
  417,000.01 -   500,000.00                    88         14.49            40,359,212.06    7.367  359     1      76.62    706.75  38.81
  500,000.01 -   750,000.00                   115         24.58            68,448,251.45    7.274  359     1      75.12    711.12  38.83
  750,000.01 - 1,000,000.00                    38         11.80            32,849,117.38    7.091  360     0      69.12    714.06  39.13
1,000,000.01 - 2,000,000.00                    17          7.71            21,468,168.33    6.919  359     1      68.10    715.43  38.19
Total                                         694        100.00           278,440,986.59    7.293  359     1      78.87    710.73  38.37
Avg:     401,212
Min:      40,731
Max:   1,500,000

                                                          Percent by
                                            Number of     Current            Current                            Original   FICO
 Orignal Balance                            Loans         Balance            Balance         WAC   WAM    Age      LTV      Score     DTI
___________________________________________________________________________________________________________________________________________
  <= 100,000.00                               7            0.20           557,654.66        7.392   359    1       65.09    692.23   35.57
  100,000.01 -   250,000.00                 192           13.04        36,316,512.97        7.444   359    1       74.59    704.92   35.97
  250,000.01 -   350,000.00                 151           16.34        45,486,182.36        7.399   359    1       74.33    713.84   38.32
  350,000.01 -   417,000.00                  87           11.99        33,374,303.99        7.368   360    0       75.07    709.84   39.05
  417,000.01 -   500,000.00                  88           14.52        40,441,736.52        7.368   359    1       76.41    706.58   38.75
  500,000.01 -   750,000.00                 116           24.94        69,450,289.81        7.272   359    1       75.27    712.27   38.82
  750,000.01 - 1,000,000.00                  39           12.34        34,353,903.38        7.114   359    1       68.99    715.67   39.48
1,000,000.01 - 2,000,000.00                  14            6.63        18,460,402.90        6.845   359    1       67.68    710.02   37.52
Total:                                      694          100.00       278,440,986.59        7.293   359    1       73.87    710.73   38.37
Avg:   400,728
Min:    40,500
Max: 1,500,000

                                                         Percent by
                                            Number of    Current       Current                            Original  FICO
 Rate                                       Loans        Balance       Balance      WAC       WAM    Age    LTV     Score     DTI
__________________________________________________________________________________________________________________________________
5.501 - 6.000                                 4            0.83     2,322,944.19   5.981      358     2    69.73   719.40   41.74
6.001 - 6.500                                31            6.39    17,782,954.15   6.434      359     1    69.80   734.66   36.26
6.501 - 7.000                               182           29.18    81,260,721.85   6.853      359     1    71.42   723.34   39.41
7.001 - 7.500                               233           33.14    92,263,993.25   7.327      359     1    73.92   711.43   37.91
7.501 - 8.000                               177           22.71    63,224,436.37   7.814      359     1    76.60   697.78   38.03
8.001 - 8.500                                67            7.75    21,585,936.78   8.131      360     0    78.68   676.03   38.82
Total:                                      694          100.00   278,440,986.59   7.293      359     1    73.87   710.73   38.37
WAvg: 7.293
Min:  5.750
Max:  8.250

                                                         Percent by
                                            Number of    Current       Current                            Original   FICO
 Original Term                              Loans        Balance       Balance       WAC       WAM    Age    LTV     Score       DTI
_____________________________________________________________________________________________________________________________________
360                                         694          100.00    278,440,986.59   7.293      359     1    73.87   710.73      38.37
Total:                                      694          100.00    278,440,986.59   7.293      359     1    73.87   710.73      38.37
WAvg: 360.000
Min:  360.000
Max:  360.000

                                                         Percent by
                                            Number of    Current       Current                               Original   FICO
 Remaining Term                             Loans        Balance       Balance         WAC       WAM    Age    LTV      Score    DTI
_____________________________________________________________________________________________________________________________________
353                                         1              0.07        182,798.74     7.500      353     7    80.00    0.00     29.00
354                                         1              0.06        163,979.33     7.750      354     6    81.00    0.00     16.00
355                                         6              0.53      1,469,312.74     7.549      355     5    80.44   679.83    36.19
356                                        15              1.94      5,394,627.41     7.466      356     4    75.87   710.14    34.61
357                                        28              3.97     11,065,720.08     7.058      357     3    71.98   703.74    37.19
358                                        39              5.30     14,748,320.42     7.100      358     2    73.35   718.73    36.00
359                                       174             24.33     67,737,312.87     7.318      359     1    76.06   706.22    38.41
360                                       430             63.81    177,678,915.00     7.307      360     0    73.07   712.38    38.79
Total:                                    694            100.00    278,440,986.59     7.293      359     1    73.87   710.73    38.37
WAvg: 359.420
Min: 353.000
Max: 360.000

                                             Percent by
                                Number of    Current       Current                               Original   FICO
 Age                            Loans        Balance       Balance          WAC      WAM    Age    LTV      Score    DTI
_____________________________________________________________________________________________________________________________
0 - 0                           430          63.81     177,678,915.00      7.307     360     0    73.07   712.38     38.79
1 - 3                           241          33.60      93,551,353.37      7.253     359     1    75.15   707.91     37.88
4 - 6                            22           2.52       7,027,919.48      7.490     356     4    76.95   703.52     34.51
7 >=                              1           0.07         182,798.74      7.500     353     7    80.00     0.00     29.00
Total:                          694         100.00     278,440,986.59      7.293     359     1    73.87   710.73     38.37
WAvg: 0.580
Min:  0.000
Max:  7.000

                                                         Percent by
                               Number of    Current       Current                               Original   FICO
 Original LTV                  Loans        Balance       Balance         WAC       WAM    Age    LTV      Score      DTI
____________________________________________________________________________________________________________________________
<= 70.000                      209          32.88     91,557,971.68      7.078      359     1     62.75    714.87    37.61
70.001 - 75.000                117          19.22     53,515,766.42      7.385      359     1     74.26    706.05    39.18
75.001 - 80.000                287          39.77    110,739,091.98      7.354      359     1     79.65    711.12    38.91
80.001 - 90.000                 70           6.81     18,952,279.45      7.653      359     1     88.64    694.49    37.20
90.001 - 95.000                 11           1.32      3,675,877.06      7.606      360     0     94.91    745.92    35.26
Total:                         694         100.00    278,440,986.59      7.293      359     1     73.87    710.73    38.37
WAvg: 73.872
Min:  21.000
Max:  95.000

                                            Percent by
                               Number of    Current       Current                                Original   FICO
 PMI                           Loans        Balance       Balance          WAC       WAM    Age    LTV      Score      DTI
____________________________________________________________________________________________________________________________
0.000                          613          91.87      255,812,830.08     7.262      359     1    72.48    711.41      38.50
12.000                           9           1.01        2,817,984.04     7.676      359     1    83.40   690.57       36.10
25.000                          61           5.79       16,134,295.41     7.649      359     1    89.56   695.09       37.40
30.000                          10           1.17        3,267,377.06     7.572      360     0    94.90   742.16       36.54
35.000                           1           0.15          408,500.00     7.875      360     0    95.00   776.00       25.00
Total:                         694         100.00      278,440,986.59     7.293      359     1    73.87   710.73       38.37

                                            Percent by
                               Number of    Current       Current                                Original    FICO
 Combined LTV                  Loans        Balance       Balance           WAC       WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
<= 70.000                      193           29.62     82,475,660.26       7.055      359     1    62.24   717.22      37.64
70.001 - 75.000                 84           13.11     36,513,011.06       7.334      360     0    73.76   706.40      38.05
75.001 - 80.000                159           21.56     60,044,316.55       7.362      359     1    78.78   711.92      37.96
80.001 - 90.000                228           32.00     89,106,836.95       7.439      359     1    80.10   703.61      39.44
90.001 - 95.000                 30            3.70     10,301,161.77       7.398      359     1    84.96   728.67      38.51
Total:                         694          100.00    278,440,986.59       7.293      359     1    73.87   710.73      38.37
WAvg: 77.373
Min:  21.000
Max:  95.000

                                            Percent by
                               Number of    Current       Current                                Original    FICO
 State                         Loans        Balance       Balance           WAC       WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
California-Southern            203          30.76      85,651,961.43        7.342     360     0    73.44    707.47     38.89
California-Northern            146          24.46      68,111,759.45        7.234     360     0    71.34    716.09     39.94
Florida                         96          11.34      31,572,602.17        7.456     359     1    76.20    700.71     36.82
Washington                      57           7.43      20,676,785.05        7.201     360     0    75.85    721.59     38.16
Arizona                         45           5.96      16,605,944.84        7.212     359     1    72.03    712.48     35.73
Utah                            18           2.05       5,716,145.97        7.195     359     1    79.07    704.92     39.30
Other                          129          18.00      50,105,787.68        7.264     359     1    75.78    710.30     37.18
Total:                         694         100.00     278,440,986.59        7.293     359     1    73.87    710.73     38.37

                                            Percent by
                               Number of    Current       Current                                Original    FICO
 Purpose                       Loans        Balance       Balance           WAC       WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
Purchase                       110           14.74     41,032,067.05      7.306       359     1    79.90   724.98      37.53
Refinance - Rate Term          241           38.11    106,113,173.13      7.306       359     1    75.01   708.35      38.48
Refinance - Cashout            343           47.15    131,295,746.41      7.279       359     1    71.07   708.49      38.54
Total:                         694          100.00    278,440,986.59      7.293       359     1    73.87   710.73      38.37

                                            Percent by
                               Number of    Current        Current                                Original    FICO
 Property Type                 Loans        Balance        Balance           WAC       WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
Single Family Residence        502           72.02     200,531,936.33       7.294      359     1    73.46    708.13     38.62
Townhouse                        4            0.52       1,453,923.39       7.751      359     1    70.04   687.77      39.97
Condo - Low Rise <5 floors      39            5.14      14,307,980.09       7.463      359     1    74.69   719.94      35.76
Condo - Mid Rise 5-8 floors      4            0.61       1,701,610.48       7.568      359     1    66.86   679.57      40.55
Condo - High Rise >8 floors      5            0.77       2,148,435.52       7.341      360     0    79.72   748.26      35.96
PUD                            140           20.94      58,297,100.78       7.226      359     1    75.17   717.96      38.12
Total:                         694          100.00     278,440,986.59       7.293      359     1    73.87   710.73      38.37

                                            Percent by
                               Number of    Current        Current                                Original    FICO
Occupancy                      Loans        Balance        Balance           WAC       WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
Non-Owner Occupied              78           7.88       21,942,534.91       7.383      359     1    70.80    722.20     37.01
Owner Occupied                 579          88.19      245,568,502.27       7.278      359     1    73.97    709.10     38.64
Second/Vacation                 37           3.93       10,929,949.41       7.451      358     2    77.84    729.91     34.93
Total:                         694         100.00      278,440,986.59       7.293      359     1    73.87    710.73     38.37

                                            Percent by
                               Number of    Current        Current                                 Original  FICO
Documentation                  Loans        Balance        Balance            WAC      WAM    Age    LTV     Score        DTI
_______________________________________________________________________________________________________________________________
Full                           138          18.36       51,127,084.90        7.149     359     1    76.81   716.86       38.44
Reduced Documentation          556          81.64      227,313,901.69        7.326     359     1    73.21   709.33       38.35
Total:                         694         100.00      278,440,986.59        7.293     359     1    73.87   710.73       38.37

                                            Percent by
                               Number of    Current        Current                                 Original  FICO
Fico Score                     Loans        Balance        Balance            WAC      WAM    Age    LTV     Score        DTI
_______________________________________________________________________________________________________________________________
<= 600                          13           1.17        3,269,391.90         7.745     356     4    78.31   0.00        29.72
601 - 620                        2           0.28          781,813.79         7.709     359     1    77.50   620.00      33.12
621 - 640                       37           4.37       12,155,362.53         7.553     359     1    74.75   630.94      40.48
641 - 660                       44           5.10       14,196,904.19         7.628     359     1    74.76   652.93      37.49
661 - 680                      120          17.98       50,066,870.15         7.494     360     0    74.52   670.33      37.97
681 - 700                      119          17.82       49,622,084.55         7.364     359     1    74.62   690.35      39.30
701 >=                         359          53.28      148,348,559.48         7.136     359     1    73.13   743.72      38.32
Total:                         694         100.00      278,440,986.59         7.293     359     1    73.87   710.73      38.37
NZWAvg: 710.728
Min:      0.000
Max:    816.000

                                            Percent by
                               Number of    Current        Current                                 Original  FICO
 DTI                           Loans        Balance        Balance             WAC     WAM    Age    LTV     Score        DTI
_______________________________________________________________________________________________________________________________
1 - 10                           1           0.10        267,000.00           7.875    360     0    49.00   774.00        1.00
11 - 20                         13           1.22      3,386,480.98           7.594    359     1    73.73   716.96       17.24
21 - 30                         72          10.21     28,438,098.79           7.256    359     1    75.09   719.59       26.94
31 - 40                        329          45.69    127,211,488.20           7.281    359     1    72.57   711.09       36.38
41 - 50                        278          42.71    118,934,409.68           7.305    360     0    75.04   708.08       43.89
51 - 60                          1           0.07        203,508.94           7.750    359     1    70.00   672.00       52.00
Total:                         694         100.00    278,440,986.59           7.293    359     1    73.87   710.73       38.37
NZWAvg: 38.370
Min:     1.000
Max:    52.000

                                            Percent by
                               Number of    Current        Current                                Original  FICO
 Prepay Penalty                Loans        Balance        Balance             WAC    WAM    Age    LTV     Score     DTI
_______________________________________________________________________________________________________________________________
                               106          17.40    48,450,409.08            7.128   359     1    71.11   710.02    37.98
100                            571          80.99   225,522,286.38            7.327   359     1    74.32   710.87    38.44
105                              1           0.04       123,532.07            7.000   359     1    90.00   729.00    32.00
200                              1           0.01        40,731.49            8.000   357     3    90.00   661.00    44.00
210                             11           1.10     3,071,247.18            7.302   359     1    77.98   707.20    39.74
240                              1           0.11       293,172.40            7.500   359     1    90.00   749.00    43.00
320                              1           0.15       408,500.00            7.875   360     0    95.00   776.00    25.00
410                              1           0.09       241,500.00            6.875   360     0    70.00   638.00    44.00
500                              1           0.10       289,607.99            8.000   359     1    90.00   688.00    44.00
Total:                         694         100.00   278,440,986.59            7.293   359     1    73.87   710.73    38.37

                                            Percent by
                               Number of    Current        Current                            Original   FICO
 Neg Am Limit                  Loans        Balance        Balance        WAC     WAM    Age    LTV      Score      DTI
_______________________________________________________________________________________________________________________________
110                              1           0.17        484,161.85       7.875   357     3    80.00     667.00    42.00
115                            693          99.83    277,956,824.74       7.292   359     1    73.86     710.81    38.36
Total:                         694         100.00    278,440,986.59       7.293   359     1    73.87     710.73    38.37